Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-39549, 333-92225 and 333-72858) and Form S-8
(Nos. 33-25218, 33-50847, 33-50849, 33-58778, 333-15189, 333-15259, 333-38713,
333-38881, 333-42683, 333-68147, 333-82679, 333-82677, 333-91771, 333-91951,
333-91955, 333-35080, 333-51644, 333-51648, 333-73980, 333-74252 and 333-74254)
of Applera Corporation of our report dated March 2, 2001, except for Note 14, as to which the date is September 4, 2001, relating to the financial statements of Axys Pharmaceuticals, Inc., which are incorporated by reference in the Current Report on Form 8-K/A of Applera Corporation dated January 30, 2002.



Ernst & Young LLP
Palo Alto, California
January 30, 2002